Exhibit 99.4.1

START OF OFFERING

Cullman Savings Bank Website Message

Plan of Reorganization and Stock Offering Information

We are pleased to announce that materials were mailed on or about May 21, 2021 regarding Cullman Savings Bank, MHC’s plan of conversion and reorganization and the related stock offering by Cullman Bancorp, Inc. If you were a depositor as of January 31, 2020, March 31, 2021 or May 3, 2021, you may have priority rights to purchase shares in the offering and we have mailed you a packet of materials describing the reorganization and stock offering. We encourage you to read the information carefully.

If you were a depositor of Cullman Savings Bank as of May 3, 2021, one or more proxy cards are included in your packet. We encourage you to vote ALL proxy cards as promptly as possible.

A prospectus describing the Cullman Bancorp, Inc. stock offering was also enclosed. The subscription offering for eligible members of Cullman Savings Bank has commenced and continues until 4:30 p.m., Central Time, on June 17, 2021, at which time your order and payment must be received if you wish to take part in the offering.

If you have questions about the stock offering or voting your proxy cards, call our Stock Information Center, toll-free, at (888) 317-2811, Monday – Friday, 8:30 a.m. to 4:30 p.m., Central Time.

This is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Cullman Savings Bank Website Message

Stock Issuance Information

The Cullman Bancorp, Inc. stock offering closed on [CLOSE DATE]. [Language to be taken from closing press release regarding the results of the offering.]

On or about [CLOSE DATE + 1], a statement reflecting ownership of shares sold in the offering will be mailed via First-Class Mail® by our transfer agent to our new stockholders at the registered address noted by them on their Stock Order Form.

On or about [REFUND MAIL DATE], interest [and refund (if applicable] checks will be mailed by First-Class Mail® to subscribers at the registered address noted by them on their Stock Order Form.

Include next two paragraphs if the offering is oversubscribed:

Allocations are available by calling our Stock Information Center at (888) 317-2811. Please have your order acknowledgement letter available when calling the Stock Information Center.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading. We recommend you verify the number of shares you received on the face of the stock ownership statement you will receive, prior to trading your shares.

Our transfer agent will be mailing all ownership statements and interest [and refund] checks. Our transfer agent is Continental Stock Transfer & Trust Company LLC. You may reach a transfer agent representative at (XXX) XXX-XXXX. You may also e-mail the transfer agent at cstmail@continentalstock.com.

We anticipate trading will begin on or about [TRADE DATE] on the Nasdaq Capital Market under the symbol “CULL”.

This is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

VOTING SITE HYPERLINK (Optional – if hyperlink to voting site is supported)

Cullman Savings Bank Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of May 3, 2021 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization and the establishment and funding of our new charitable foundation.

If you received proxy cards but have not yet voted, a quick way to vote is to click on “Vote Now” below. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= TBD

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online your unique control number printed on your proxy card.

We hope that you will vote “FOR” the Plan of Conversion and Reorganization and “FOR” establishment and funding of the charitable foundation. If you have questions about voting, please call our Information Center, toll-free, at (888) 317-2811, Monday - Friday, 8:30 a.m. to 4:30 p.m., Central Time.

VOTE REMINDER NOTICE (Optional – if hyperlink to voting site is NOT supported)

Cullman Savings Bank Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of May 3, 2021 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion and Reorganization and the establishment and funding of our new charitable foundation.

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or internet voting instructions attached to your proxy card(s).

We hope that you will vote “FOR” the Plan of Conversion and Reorganization and “FOR” establishment and funding of the charitable foundation. If you have questions about voting, please call our Information Center, toll-free, at (888) 317-2811, Monday - Friday, 8:30 a.m. to 4:30 p.m., Central Time.

[Optional – Lobby Poster – Vote]

BANK’S LOGO

HAVE YOU VOTED YET?

We wish to remind all eligible members to vote to approve our Plan of Conversion and Reorganization and the establishment and funding of our new charitable foundation.

•    The Plan will not result in changes to our staff or your account relationships with the Bank.

•    Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

•    Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan of Conversion and Reorganization and “FOR” establishment and funding of the charitable foundation.

If you have questions about voting, call our Information Center, toll-free,

at (888) 317-2811, Monday – Friday, 8:30 a.m. to 4:30 p.m., Central Time.

This is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Lobby Poster – Stock Offering]

CULLMAN BANCORP LOGO

OUR STOCK OFFERING EXPIRES

JUNE 17, 2017.

Cullman Bancorp, Inc., the proposed holding company of Cullman Savings Bank, is conducting a common stock offering.

If you are an eligible member of the Bank you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from Cullman Bancorp, Inc. without paying a sales commission. However, the subscription offering for the Bank’s eligible members is scheduled to expire at 4:30 p.m., Central Time, on June 17, 2017.

If you have questions about the stock offering, call our Stock Information Center, toll-free, at (888) 317-2811,

Monday – Friday, 8:30 a.m. to 4:30 p.m., Central Time.

This is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Cullman Bancorp Logo

REGISTRATION ADDRESS

REGISTRATION ADDRESS

REGISTRATION ADDRESS

REGISTRATION ADDRESS

REGISTRATION ADDRESS

STOCK ORDER ACKNOWLEDGMENT

This letter acknowledges receipt of your order to purchase shares of Cullman Bancorp, Inc. common stock. Please review the information below and verify that we have correctly recorded your order. Call our Stock Information Center at (888) 317-2811 if corrections are needed. When calling, please refer to the Batch# and Order# shown below.

Stock Registration:	Other Order Information:
REGISTRATION ADDRESS	Batch #: 9999
REGISTRATION ADDRESS	Order #: 1
REGISTRATION ADDRESS	Number of Shares Ordered: 100
REGISTRATION ADDRESS	Subscription Priority: 1
REGISTRATION ADDRESS	Ownership Type: JT TEN
Tax Id#: *****9999

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the prospectus dated May 14, 2021, in the section entitled “The Conversion and Offering” under the sub-headings, “Subscription Offering and Subscription Rights”, “Community Offering” and “Additional Limitations on Common Stock Purchases”.

The offering ended as scheduled at 4:30 p.m., Central Time, on June 17, 2021. It may take several weeks before stock ownership statements can be mailed and the newly issued shares begin trading. Your patience is appreciated.

Thank you for your order,

Cullman Bancorp, Inc.

Description of Offering Priorities

SUBSCRIPTION OFFERIING

1.	Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on January 31, 2020
2.	Cullman Savings Bank tax qualified employee plans
3.	Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on March 31, 2021
4.	Depositors of Cullman Savings Bank at the close of business on May 3, 2021

COMMUNITY OFFERING

5.	Natural persons (including trusts of natural persons) residing in Cullman County, Alabama
6.	Other members of the general public